UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2009

RAPTOR PHARMACEUTICALS CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-50720	98-0379351
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 Commercial Blvd., Suite 200, Novato, California 94949
(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (415) 382-8111

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

Exchange of Warrants

On July 17, 2009, the Company closed its offer to holders of the Original Warrants (as defined below) issued in connection with the Company’s private placement of units (consisting of the Company’s Common Stock and warrants (the “Original Warrants”)) in 2008, of the right to exchange such Original Warrants and subscribe for new warrants (the “New Warrants”) to purchase shares of the Company’s Common Stock at an exercise price of $0.30 (to the extent such New Warrants were exercised (in whole or in part) on or before July 17, 2009) (the “Warrant Exchange”). The terms of the Original Warrants were described in, and the form of such Original Warrants was attached to, that certain Current Report on Form 8-K filed by the Company with the SEC on May 21, 2008. Other than with respect to the exercise price, the terms of the New Warrants were identical to those of the Original Warrants. The terms of the Warrant Exchange were described in that certain Current Report on Form 8-K filed by the Company with the SEC on June 22, 2009 which is incorporated by reference herein in its entirety.

Pursuant to the Warrant Exchange, New Warrants were exercised for an aggregate amount of 8,715,000 shares of Common Stock which resulted in aggregate proceeds to the Company of $2,614,500.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAPTOR PHARMACEUTICALS CORP.
By: /s/ Kim R. Tsuchimoto
Kim R. Tsuchimoto Chief Financial Officer, Treasurer and Secretary Date: July 23, 2009